SECURITIES COMPLIANCE SERVICES AGREEMENT

THIS SECURITIES COMPLIANCE SERVICES AGREEMENT (the "Agreement") is dated as of this 19th day of March, 2002 between Securit-e-Doc, Inc. (the "Company"), with offices located at 515 North Flagler, P#400, West Palm Beach, FL 33401, and CR Capital Services Inc., with offices located at 301 Clematis Street, Suite 3000, West Palm Beach, FL 33401 and 730 Fifth Avenue, Suite 911, New York, NY 10019.

WHEREAS, this Agreement amends and supersedes the prior agreement between the Company and CR Capital Services, Inc. dated as of February 16, 2001 (the "Initial Agreement"), and restates the basis upon which CRCS and its principals shall provide and continue to provide securities compliance services to the Company as set forth hereinbelow.

NOW THEREFORE, the parties agree as follows:

1. Term: This Agreement shall be for a three (3) year term commencing on the date set forth above.

2. Securities Compliance Services: The Company hereby retains CRCS and its principals, Thomas J. Craft, Jr., Richard Rubin and Ivo Heiden (collectively "CRCS"), to provide corporate securities compliance services and related legal services to the Company, and CRCS accepts such retention upon the terms and conditions herein set forth. Such services (the "Services") shall include, but not to be limited to:

(i) review of any amendment to the Company’s private placement memorandum ("Offering Memorandum") as may be amended from time to time and consultation regarding the issuance and sale by the Company of restricted securities and any transfer related to such securities;

(ii) preparation and review, together with the Company and the Company’s independent public accountants, of a registration statement on Form SB-2 for the purpose of the Company registering its securities for issuance and public sale under the Securities Act of 1933

(iii) preparation of a registration statement on Form 8-A or Form 10-SB for the purpose of the Company becoming a reporting company under the Securities Exchange Act of 1934 at such time as the Company shall become obligated to become a reporting company under the Exchange Act;

(iv) preparation and filing with the SEC of all Exchange Act reports during the term of this Agreement and any renewal including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, any and all amendments thereto as may be required under the Exchange Act;

(v) review of all correspondence from the SEC and from any state securities regulators in connection with the Offering Memorandum and the registration statements under the Act and the Exchange Act;

(vi) preparation of any articles of amendment to the Company’s articles of incorporation and by-laws as may be deemed advisable and consistent with the Company’s corporate purposes;

(vii) rendering continuous corporate securities compliance advise and services to the Company for the purpose of continued compliance with the Federal and state securities laws, including review of contracts with officers, directors, employees and third party consultants;

(viii) assisting the Company in its corporate finance matters including but not limited to attending conferences with investment banking firms and meetings with potential candidates for mergers, acquisitions and joint ventures;

(ix) reviewing all draft and final resolutions adopted at meetings of the Company’s board of directors and other appropriate corporate and legal documentation, at the written request of the Company, including the preparation of Stock Option Agreements for both qualified and unqualified option plans and compensation; and

(x) providing such other Services as may be reasonably required by the board of directors of the Company and its chief executive officer from time to time during this Agreement.

3. Consideration:

a. In lieu of the share and option consideration provided in the Initial Agreement, pursuant to which CRCS was issued 250,000 shares of the Company’s Class A Voting common stock (the "Shares") and was granted options to purchase 1,000,000 additional Shares at an exercise price equal to $.40 per Share exercisable for a five year period (the "Option"), the Company agrees that for good and valuable consideration based upon the services rendered by CRCS and its principals since the Initial Agreement and as further inducement for entering into this Agreement, the Company agrees that it shall issue to CRCS’s principals an additional 1,000,000 Shares in lieu of the previously granted Option. The Company’s board of directors has determined based upon the services provided to date by CRCS that the total of 1,250,000 Shares, including the 250,000 shares previously issued and the 1,000,000 shares to be issued hereunder have fully vested upon the execution of this Agreement.

b. In addition, as further consideration hereunder, the Company shall grant to CRCS’s principals cashless warrants (the "Warrants") entitling CRCS’s principals the right to purchase a total of 300,000 Shares. The Warrants shall vest with respect to initial 100,000 Shares upon the execution of this Agreement. The Warrants with respect to the remaining 200,000 Shares shall be exercisable and shall vest as follows: 100,000 Shares on or after January 2, 2003 and the remaining 100,000 Shares on or after January 2, 2004. The Warrants shall be exercisable for a period of five (5) years from the date of this Agreement, in whole or in part. The Warrants exercise price shall be as follows: (i) with respect to the 100,000 Shares presently vested, the exercise price shall be equal to a discount of seventy-five percent from the average closing bid price of the Company’s Shares during the five day period prior to the exercise of this Warrant for 100,000 Shares; (ii) with respect to the Warrants that shall vest on January 2, 2003 and 2004, each exercisable to acquire 100,000 Shares, the exercise price shall be equal to a 25% discount of the closing bid price of the Company’s shares on January 2, 2003 and 2004, respectively.

c. The Shares and any Warrants are being issued pursuant to the provisions of Rule 701 under the Act and all certificates evidencing the Shares and any Warrant shall also bear a restrictive legend as follows:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE LAWS OF ANY OTHER JURISDICTION IN RELIANCE UPON THE PROVISIONS OF RULE 701 UNDER THE ACT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER (1) WITHOUT REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH THE LAWS OF ANY APPLICABLE JURISDICTION OR (2) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.

d. The parties agree that the Shares issued and to be issued hereunder will have no anti-dilution rights. However, the parties further agree that the Warrants hereunder will not be subject to dilution in the event of any reverse share recapitalization or other reorganization by the Company either prior or subsequent to the effective date of the registration statement under the Act or the Exchange Act. As a result, the Company agrees that the number of Warrants subject to exercise hereunder shall not be subject to dilution.

e. During the entire period that CRCS or its principals shall own of record and beneficially any Shares, including any Warrants, and until such date as CRCS or its principals shall sell or transfer their Shares and any Warrants in a bona fide transaction with a third party, CRCS and its principals shall grant to Robert H. Barron an irrevocable proxy to vote the Shares in any matter subject to the vote of the Company’s shareholders. In addition, CRCS’s principals agree that following the effective date of the Company’s registration statement under the Act or the Exchange Act, they shall not, without the Company’s prior consent, which consent shall not be unreasonably withheld, sell more than 10% of the average trading volume of the Company’s Shares during the thirty consecutive trading days or 10% of their individual holding of Shares, whichever is greater, in any consecutive thirty day period. However, if the average weekly trading volume of the Company’s Shares shall be 1 million Shares or greater, during the prior 4 weeks of trading, this "leak-out" limitation shall be deemed waived.

f. In addition to the Share and Warrant consideration, the parties agree that upon execution of this Agreement the Company shall pay to CRCS a cash retainer of $5,000 and that within thirty days from the execution of this Agreement the Company shall pay to CRCS an additional cash retainer of $5,000. During the term of this Agreement, the Company shall not be obligated to pay to CRCS any additional cash compensation.

4. Registration Rights: The 1,250,000 Shares issuable under this Agreement and the 300,000 Shares that are subject to being acquired upon exercise of the Warrants shall be subject to "piggy-back" registration rights. The Company undertakes and CRCS has agreed in partial consideration hereunder to prepare and file a registration statement on Form SB-2 under the Act (the "Registration Statement"). In the event that the Registration Statement shall include and register for resale, among other securities of the Company, Shares for the benefit of selling shareholders of the Company, CRCS and/or its principals shall have the right pari passu with other selling shareholders, to have their Shares and Warrants included in the Registration Statement.

5. Independent Contractor: At all times during the term of this Agreement, CRCS and its principals shall be an independent contractor of the Company under this Agreement and shall not be deemed employees of the Company.

6. Compliance With All Applicable Law: CRCS acknowledges that while the Company is not presently required to comply with the reporting requirements of the Exchange Act, and the rules promulgated by the Securities and Exchange Commission, the Company is required to comply with applicable Federal and state securities laws. CRCS hereby agrees that in performance of its Services provided by this Agreement, CRCS will comply with all applicable laws and rules. CRCS further represent that it is fully authorized to perform the Services contemplated herein.

7. Indemnification: CRCS shall each indemnify and hold harmless the Company from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable attorney’s fees, incurred in litigation or otherwise, assessed, incurred or sustained by or against the Company with respect to or arising out of the performance of the Services provided by CRCS under this Agreement excepting only those losses caused by the gross negligence or willful misconduct of the Company. The Company shall indemnify and hold harmless CRCS from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, causes, of action, proceedings, judgments and liabilities, including reasonable attorney’s fees, incurred in litigation or otherwise, assessed, incurred or sustained by or against CRCS with respect to or arising out of the performance of Services under this Agreement excepting only those losses caused by the negligence or willful misconduct of CRCS.

8. Termination: This Agreement may be terminated after the effective date of the registration statement by either party on 45 days written notice to the other party. In the event that the Agreement is terminated by CRCS, the unvested Warrants shall be subject to cancellation. In the event that the Agreement shall be terminated by the Company, the Warrants not yet exercised shall vest upon the date of termination, and the exercise price shall be equal of a discount of 25% of the average closing bid price of the shares during the 30 day period prior to the date of termination. All Warrants that shall be vested prior to the date of termination shall not be subject to cancellation and shall remain a valid and binding obligation of the Company, exercisable according to the terms of this Agreement.

9. Miscellaneous:

a. Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, writings, and negotiations, both oral and written, among the parties hereto with respect to such subject matter. The parties expressly state that they are authorized to enter into and fulfill the provisions under this Agreement and are authorized to provide the Services set forth hereinabove.

b. Amendment: This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto. This Agreement is subject to termination upon ninety days notice by either party. In the event of termination at the election of the Company, the Warrants shall remain valid and binding obligations of the Company. In the event of termination at the election of CRCS, the Warrants, unless exercised prior to the effective date of the termination, shall become null and void.

c. Waivers and Remedies: The waiver by any of the parties hereto of any other party’s prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

d. Severability: The invalidity of any one or more of the words, phrases, sentences, clause, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed ads of such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection of subsections had not been inserted.

e. Descriptive Headings: The descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

f. Counterparts: This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

g. Notices: All notices required to be given under this Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, then to:
Securit-e-Doc, Inc.
Attention: Robert H, Barron and Walter Brannock
515 North Flagler, P#400
West Palm Beach, FL 33401

If to CRCS, then to:
CR Capital Services, Inc.
Attention: Thomas J. Craft, Jr., P.A.
301 Clematis Street-Suite 3000
West Palm Beach, FL 33401

With a copy to:
CR Capital Services, Inc.
Attention: Richard Rubin
730 Fifth Avenue, Suite 911
New York, New York 10019

h. Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefits of the parties hereto and its respective successors and assigns. None of the parties hereto shall assign any of its rights or obligations hereunder, except that CRCS has the right to designate the names of the individuals to whom the Shares and any Option Shares shall be issued, by written notice to the Company.

i. Applicable Law: This Agreement shall be governed by and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida and any dispute arising under this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association with hearings if any to take place in the City of West Palm Beach, FL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CR CAPITAL SERVICES INC. SECURIT-E-DOC, Inc.

By:______________________ By:__________________________

Richard Rubin, Secretary Name (Title)